Exhibit 32.1

                             PLAN A PROMOTIONS, INC.
           Certification Of Principal Executive and Financial Officer Pursuant To 18 U.S.C. Section 1350, As Adopted Pursuant To
                 Section 906 Of The Sarbanes-Oxley Act Of 2002

     In connection with the Annual Report of Plan A Promotions, Inc. (the "Company") on Form 10-K for the year ended September 30, 2008, Alycia Anthony hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the annual report fairly presents, in all material respects, the financial condition and results of operations of the Company for the periods presented therein.

Date: 12/19/08

/S/ ALYCIA ANTHONY
Alycia Anthony

Principal Executive and Financial Officer